                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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                       F.Y.I. INCORPORATED
      -----------------------------------------------------------------------
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           (Name of Person(s) Filing Proxy Statement, if other than the
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

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
                                     [LOGO]

                                 April 10, 2001

Dear Stockholder:

    You are cordially invited to attend our 2001 Annual Meeting of Stockholders, which will be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas 75219, on Thursday, May 10, 2001, commencing at 10:00 a.m. (local time). We look forward to greeting as many of our stockholders as are able to be with us.

    At the meeting, you will be asked to consider and vote upon: (1) the election of eight (8) Directors; (2) a proposal by the Board of Directors to approve the warrants described herein; and (3) such other business as may properly come before the meeting and any adjournment thereof.

    We hope you will find it convenient to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND, TO ASSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided. No postage need be affixed to the Proxy if it is mailed in the United States.

    Our Annual Report to Stockholders for the fiscal year ended December 31, 2000 is being mailed to you together with the enclosed proxy materials.

                                          Sincerely,

                                          /s/ Thomas C. Walker

                                          Thomas C. Walker
                                          CHAIRMAN AND CHIEF DEVELOPMENT OFFICER

                                          /s/ Ed H. Bowman, Jr.

                                          Ed H. Bowman, Jr.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

             3232 MCKINNEY AVENUE, SUITE 1000, DALLAS, TEXAS 75204

                              F.Y.I. INCORPORATED
                        3232 MCKINNEY AVENUE, SUITE 1000
                              DALLAS, TEXAS 75204

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2001

    NOTICE IS HEREBY GIVEN that our Annual Meeting of Stockholders will be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas 75219 on Thursday, May 10, 2001, at 10:00 a.m. (local time), for the following purposes:

    (1) To elect eight (8) Directors, each to serve for a term of one year and until his successor is duly elected and qualified;

    (2) To approve the warrants described herein; and

    (3) To transact such other business as may properly come before our Annual Meeting and any adjournment thereof.

    Our Annual Report to Stockholders for the fiscal year ended December 31, 2000, Proxy Statement and form of Proxy are being mailed together with this Notice.

    Only stockholders of record as of the close of business on March 23, 2001 are entitled to notice of, and to vote at, our Annual Meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

    You are cordially invited to be present at our Annual Meeting. It is important to you and to us that your shares be voted at our Annual Meeting.

                                          By Order of our Board of Directors

                                          /s/ Charles S. Gilbert
                                          Charles S. Gilbert
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

April 10, 2001

                               IMPORTANT NOTICE:

    WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. AS SET FORTH IN THE PROXY STATEMENT, THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND AND TO VOTE AT OUR ANNUAL MEETING.

                              F.Y.I. INCORPORATED

                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2001

    This Proxy Statement and the accompanying form of proxy ("Proxy") are being furnished to our stockholders in connection with the solicitation of Proxies by our Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas 75219, on Thursday, May 10, 2001, at 10:00 a.m. (local time), and at any adjournment thereof. Only stockholders of record as of the close of business on March 23, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting.

    This Proxy Statement and the accompanying Proxy materials, together with a copy of our Annual Report to our Stockholders for the fiscal year ended December 31, 2000 (the "Annual Report"), are being sent or given to our stockholders commencing on or about April 10, 2001.

    At the Annual Meeting, our stockholders will be asked to consider and vote upon: (1) the election of eight (8) Directors; (2) the approval of certain warrants described herein; and (3) such other business as may properly come before the Annual Meeting and any adjournment thereof.

    Our principal executive offices are located at 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204, and our telephone number at that address is
(214) 953-7555.

    STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY TO US IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

VOTING RIGHTS AND VOTES REQUIRED

    Holders of record of the common stock as of the close of business on the Record Date will be entitled to one vote for each share held on all matters to come before the Annual Meeting. As of the close of business on the Record Date, there were 16,268,488 shares of our common stock outstanding (including 42,605 shares of our common stock held by us or one or more of our wholly-owned subsidiaries). The presence, in person or by Proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. Assuming a quorum, the nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors. The proposal to approve the warrants requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by Proxy at the Annual Meeting and entitled to vote on such proposal.

    With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum, but will have no other effect. With regard to the proposal to approve the warrants, stockholders may cast their votes in favor or abstain. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote against such proposal. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the outcome of the election of Directors or the proposal to approve the warrants.

VOTING OF PROXIES

    If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified in the Proxy. In the absence of instructions to the contrary, these shares will be voted in favor of the nominees for election to the Board of Directors listed in this Proxy Statement and named in the accompanying Proxy and the approval of the warrants. Our Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting other than as described herein. In the absence of instructions to the contrary, however, it is the intention of each of the persons named in the accompanying Proxy to vote all properly executed Proxies on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting.

REVOCATION OF PROXIES

    Any stockholder may revoke such stockholder's Proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A Proxy may be revoked by filing with Charles S. Gilbert, our Senior Vice President, General Counsel and Secretary, at 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204, a written notice of revocation or a subsequently dated, executed Proxy at any time prior to the time it has been voted at the Annual Meeting, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy).

SOLICITATION OF PROXIES

    The accompanying Proxy is solicited by our Board of Directors, and the cost of the solicitation will be borne by us. Proxies may be solicited by our Directors, officers and employees, none of whom will receive any additional compensation for his or her services. Solicitation of Proxies may be made personally or by mail, telephone, facsimile or messenger. We will pay persons holding shares of our common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the reasonable expense of forwarding soliciting materials to their principals. We have engaged American Stock Transfer and Trust Company as proxy solicitor for a fee of approximately $1,000 plus out-of-pocket costs and expenses.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Eight Directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified.

    The following information is furnished as of March 23, 2001, with respect to our eight nominees for election as Directors. Our Board of Directors has recommended the nominees named below. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote all shares of our Common Stock represented by properly executed Proxies for the nominees named below. Although such nominees have indicated that they will serve as our Directors, should any of them be unable to serve, the Proxies will be voted for the election of a substitute nominee designated by our Board of Directors or our Board of Directors will elect to reduce the number of Directors constituting our Board of Directors. There is no cumulative voting for Directors.

NOMINEES FOR DIRECTORS

    Thomas C. Walker, age 68, has been our Chairman of the Board since our inception in September 1994 and has been our Chief Development Officer since November 1995. From September 1994 until November 1995, Mr. Walker held the positions of President and Chief Executive Officer. From August 1991 to
December 1994, Mr. Walker was Vice President, Corporate Development, of Laidlaw Waste Systems, Inc., a subsidiary of Laidlaw, Inc., a waste management company, where he was responsible for its acquisition and divestiture program in the United States and Mexico. Mr. Walker has been responsible for the acquisition or divestiture of several hundred businesses over a 30-year period. Mr. Walker holds a B.S. in Industrial Engineering from Lafayette College.

    Ed H. Bowman, Jr., age 54, has been our President and Chief Executive Officer and a Director since November 1995. From 1993 to 1995, Mr. Bowman was Executive Vice President and Chief Operating Officer of the Health Systems Group for First Data Corporation, a financial services company. Mr. Bowman was responsible for the day-to-day operations of research and development, marketing and customer service. From 1983 to 1993, Mr. Bowman served in a number of executive positions with a leading healthcare information systems company; responsibilities included VP--International, VP--Marketing, Senior VP--Customer Services, Group Senior VP--Research and Development, and last serving as Executive Vice President and Chief Operating Officer with responsibility for domestic operations. Prior to 1983, Mr. Bowman was with Andersen Consulting for 10 years, where he was elected a Partner. Mr. Bowman became a C.P.A. in 1973 and holds an M.S. degree from Georgia Institute of Technology and a B.B.A. from Georgia State University. Mr. Bowman is an investor and former board member of several early-stage, privately held high technology companies and has served on the Board of the Advanced Technology Development Center at Georgia Tech.
Mr. Bowman currently serves on the Advisory Board to the President of Georgia Tech and on the Advisory Board of the Robinson School of Business at Georgia State University.

    David Lowenstein, age 39, has been one of our Directors since
February 1995. Since January 2000, Mr. Lowenstein has also been a Consultant to us. From February 1995 to December 1999, Mr. Lowenstein was our Executive Vice President--Corporate Development and Acquisitions. From November 1997 through December 1999, Mr. Lowenstein was our Treasurer. From July 1996 through November 1997, Mr. Lowenstein held the additional position of our Chief Financial Officer. Prior to joining us, Mr. Lowenstein served, since
February 1994, as Vice President, Business Development of Laidlaw Waste Systems, Inc., with overall responsibility for Laidlaw Waste System's acquisition and divestiture program in North America. Mr. Lowenstein has been responsible for the acquisition or divestiture of over 75 businesses in North America and Europe. Mr. Lowenstein holds a B.A. in Economics from Sir Wilfred Laurier University and an M.S. in Public and Business Administration from Carnegie Mellon University. Mr. Lowenstein is a citizen of the Dominion of Canada.

    Joe A. Rose, age 50, has been our Chief Operating Officer since
January 2000 and a Director since March 2000. From August 1999 through
December 1999, Mr. Rose was an Executive Vice President. From June 1997 through August 1999, Mr. Rose was a Senior Vice President. From May 1995 through January 1997, Mr. Rose was President and CEO of FormMaker Software, Inc., a document technology company which merged with Image Sciences Corp. to form Docucorp International. From May 1993 through May 1995, Mr. Rose was Corporate Vice President of John H. Harland Company, a financial services company, and President and CEO of its subsidiary, Formation Technology, Inc. From July 1988 through May 1993, Mr. Rose served as Executive Vice President of National Data Corporation, where he was responsible for the credit card and cash management divisions. Mr. Rose began his information services career at EDS in sales.
Mr. Rose holds a B.A. from Texas Tech University.

    Jonathan B. Shaw, age 45, has been one of our Directors since January 1996. From January 1999 to December 2000, Mr. Shaw was a business segment leader and an officer of several subsidiaries. From January 1996 through January 1999, Mr. Shaw was President and Chief Executive Officer and Chairman of the Board of one of our subsidiaries, Imagent. Prior to January 1996 and since 1990, Mr. Shaw was President, Chief Executive Officer and Chairman of the Board of the predecessor to Imagent. Mr. Shaw has been active with Imagent for 16 years.
Mr. Shaw attended the University of Vermont and George Washington University.

    Michael J. Bradley, age 56, has been one of our Directors since
January 1996. Since January 1991 and through January 1996, Mr. Bradley has served as a principal and as a member of the Board of Directors of the predecessor of one of our subsidiaries, Recordex. Currently, Mr. Bradley is the Senior Associate Dean of MCP Hahnemann University School of Medicine and is Vice-Chairman and a director of Republic Bancorp Inc., a bank holding company. From May 1994 through 1997, Mr. Bradley was Executive Vice President of Mercy Health Corporation of Southeast Pennsylvania. Prior to joining Mercy Health

Corporation, Mr. Bradley served as President and Chief Executive Officer of several healthcare organizations, including Thomas Jefferson University Hospital and North Philadelphia Health System, both of which are located in Philadelphia, and the Columbia Presbyterian Medical Center in New York City. Mr. Bradley is a certified public accountant and holds a B.S. in Business Administration from Drexel University.

    Donald F. Moorehead, Jr., age 50, has been one of our Directors since January 1995. Since January 1998, Mr. Moorehead has been Vice Chairman of the Board and assumed his current position of Chairman of the Board and Chief Executive Officer of EarthCare Company, a liquid waste company, on July 1, 1998. Mr. Moorehead is the founder of U.S.A. Waste Services, Inc. From October 1990 through May 1994, he served as its Chairman of the Board and Chief Executive Officer. Mr. Moorehead was Chairman of the Board and Chief Executive Officer of Mid-American Waste Systems, Inc., a waste management company, from its inception in December 1985 until August 1990 and continued as a director until February 1991. From 1977 until 1984, Mr. Moorehead served in various management positions with Waste Management, Inc. Mr. Moorehead holds a B.S. in Engineering Mathematics from the University of Tulsa.

    Hon. Edward M. Rowell, age 69, has been one of our Directors since
January 1996. From April 1990 to August 1994, Mr. Rowell served as the United States Ambassador to Luxembourg. Mr. Rowell also served from January 1988 to April 1990 as the United States Ambassador to Portugal and from August 1985 to January 1988 as the United States Ambassador to Bolivia. Mr. Rowell is currently President of the Association for Diplomatic Studies and Training, an organization that promotes the quality preparation of persons who represent the United States abroad. He is also a Senior Associate of Global Business
Access, Ltd., a private trade development firm in Washington, D.C., and an independent lecturer on the European Monetary Union. Mr. Rowell holds a B.A. in International Relations from Yale University and was a Sloan Executive Fellow at the Stanford University Graduate School of Business.

VOTE REQUIRED FOR APPROVAL

    The eight (8) nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES TO OUR BOARD OF DIRECTORS

COMPENSATION OF DIRECTORS

    Directors who are our employees do not receive additional compensation for serving as Directors. Each Director who is not our employee receives a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for attendance at committee meetings (unless held on the same day as a Board of Directors' meeting) and an initial grant of non-qualified options to purchase 10,000 shares of our common stock under our 1995 Stock Option Plan, as amended (the "Stock Option Plan"). Non-employee Directors also receive annual grants of non-qualified options to purchase 5,000 shares of our common stock. All of our Directors are reimbursed for out-of-pocket expenses incurred in their capacity as Directors.

BOARD AND COMMITTEE MEETINGS

    Our Board of Directors met four times during 2000. All of the Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served during 2000.

    Our Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The members of the Executive Committee are Mr. Walker, Mr. Bowman, Mr. Lowenstein and Mr. Rose.

    The members of our Audit Committee presently are Mr. Bradley, Mr. Moorehead and Mr. Rowell. Each of these individuals is "independent" as currently defined in Rule 4200(a)(14) of the National

Association of Securities Dealers' listing standards. The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors on May 11, 2000, a copy of which is attached as Appendix "A" to this Proxy Statement. Our Audit Committee is generally responsible for recommending the appointment of our independent auditors and overseeing our accounting and internal audit functions, including reviewing, with our independent auditors:
(i) the general scope of their audit services and the annual results of their audit; (ii) the reports and recommendations made to our Audit Committee by the independent auditors; and (iii) our internal control structure. Our Audit Committee held four meetings during 2000.

    The members of our Compensation Committee presently are Mr. Bradley, Mr. Moorehead and Mr. Rowell. Our Compensation Committee is responsible for reviewing and making recommendations to our Board of Directors concerning remuneration of our executive officers. Our Compensation Committee also determines warrants and stock options to be granted to our executive officers pursuant to our Stock Option Plan. Our Compensation Committee held two meetings during 2000.

    The members of our Nominating Committee presently are Mr. Walker, Mr. Shaw and Mr. Rowell. Our Nominating Committee is responsible for making recommendations to our Board of Directors concerning nominees for election to our Board of Directors. Our Nominating Committee held one meeting during 2000.

EXECUTIVE OFFICERS

    Our executive officers are appointed annually by our Board of Directors and serve at the discretion of our Board. Our executive officers (other than Messrs. Walker, Bowman and Rose, whose information is set forth under the section entitled "Election of Directors"), their respective ages, positions and certain other information as of March 23, 2001, with respect to each of them are set forth below.

    David M. Byerley, age 39, has been our Senior Vice President--Corporate Development since November 1998. From August 1996 until October 1998,
Mr. Byerley was Executive Vice President of IKON's Business Information Services Division. From February 1995 until August 1996, Mr. Byerley was Senior Vice President of Product Development and Marketing with Dataplex Corporation, a wholly-owned subsidiary of Affiliated Computer Services. From August 1994 until February 1995, Mr. Byerley was employed by Eastman Kodak. Mr. Byerley holds a B.S. degree from Dickinson College, an M.S. degree from Temple University, and a J.D. from Temple University Law School.

    Barry L. Edwards, age 53, has been an Executive Vice President and our Chief Financial Officer since August 2000. From November 1994 to March 2000,
Mr. Edwards was Executive Vice President and Chief Financial Officer for AMRESCO, a nationwide financial services company. From December 1978 to November 1994, Mr. Edwards was Vice President and Treasurer of Liberty Corporation, an insurance and broadcasting holding company based in Greenville, South Carolina. Mr. Edwards received a Bachelor of Science in Finance and Economics from Lehigh University in 1969, and an MBA from the University of Virginia Darton School of Business in 1972. Mr. Edwards is a board member for Ryan's Family Steakhouses and Robert Harris Homes.

    Charles S. Gilbert, age 34, has been a Senior Vice President, Secretary and General Counsel since January 2001, a Vice President, Secretary and General Counsel since August 2000, our Secretary and acting General Counsel since
July 2000 and corporate counsel since April 2000. From 1991 until joining us he practiced law in the corporate securities section of Jackson Walker LLP, Dallas, where he was elected partner. Mr. Gilbert holds a B.S. in Physics from The University of Texas and a J.D. from The University of Texas School of Law.

    Michael S. Rupe, age 50, has been President of our Enabling Technologies and Services Division since September 2000. From March 1998 through August 2000,
Mr. Rupe served as President and Chief Executive Officer of Solomon
Software, Inc., an accounting and business software company that was sold to Great Plains Software in June 2000. From March 1997 to February 1998,
Mr. Rupe served as Executive Vice President and Chief Financial Officer of Solomon Software, Inc. From August 1995 through February 1997, Mr. Rupe was Senior Vice President of Finance and Administration at FormMaker
Software, Inc., a document technology company, which merged with Image Sciences Corp. to form DocuCorp International. Mr. Rupe holds a B.S. in Accounting from the University of Kentucky.

    Kerry Walbridge, age 49, has been President of our Conversion and Distribution Services Division since March 2001. From April 2000 to
December 2000, Mr. Walbridge was President and CEO of eMake Corporation, a first-to-market provider of web hosted ERP software solutions and electronic supply chain services to the manufacturing market. From August 1998 to April 2000, Mr. Walbridge was Senior Vice President Sales and Marketing for Outsourcing Solutions, Inc., the nations largest provider of accounts receivable management services. From November 1991 to June 1993 and from June 1996 to August 1998, Mr. Walbridge was a Division Vice President for Electronic Data Systems (EDS) and from October 1989 to November 1991 Mr. Walbridge was a Division Vice President for McDonnell Douglas Systems Integration.
Mr. Walbridge received a B.S. in business from St. Louis University.

    Ronald Zazworsky, age 56, has been President of our HealthSERVE/Government Services Division since November 2000. From October 1997 until November 2000, Mr. Zazworsky was Senior Vice President--HealthSERVE. From February 1994 until July 1997, Mr. Zazworsky was Senior Vice President at Medaphis Corporation. From April 1992 to February 1994, Mr. Zazworsky was President and CEO at Habersham Banking Solutions, Inc. Prior to 1992, Mr. Zazworsky was employed at HBOC as Regional Vice President for eight years. Previously, Mr. Zazworsky held various sales, marketing and management positions at IBM. Mr. Zazworsky holds a B.A. from Gettysburg College and an M.B.A. from Emory University.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2000. The Committee also has discussed with the independent auditors for the Company the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Committee has received the written disclosures and the letter from the independent auditors for the Company required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent auditors that firm's independence from management and the Company.

    Based on the review and discussions referred to in the above paragraph, the Committee recommends to the Board of Directors that the year-end audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Michael J. Bradley, Chairman
                                          Donald F. Moorehead, Jr.
                                          Hon. Edward M. Rowell

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee, subject to the employment agreements described below, reviews and recommends to our Board of Directors for its approval the salaries and bonuses of our officers, including our nine executive officers--Thomas C. Walker, Chairman of the Board and Chief Development Officer; Ed H. Bowman, Jr., President and Chief Executive Officer; Joe A. Rose, Executive Vice President and Chief Operating Officer; Barry L. Edwards, Executive Vice President and Chief Financial Officer; Michael S. Rupe, President--Enabling Technologies and Services; David M. Byerley, Senior Vice President--Corporate Development; Charles S. Gilbert, Senior Vice President, General Counsel and Secretary; Kerry Walbridge, President--Conversion and Distribution Services; and Ronald Zazworsky, President--HealthSERVE/Government Services. In addition, the Compensation Committee grants stock options under our Stock Option Plan and/or warrants to selected Directors, executive officers and other key employees.

COMPENSATION PHILOSOPHY

    Our executive compensation program is designed to integrate compensation with the achievement of our short and long-term business objectives and to assist us in attracting, motivating and retaining the highest quality executives.

    Executive compensation is comprised of three components: (i) a base salary, which attracts talented employees and contributes to motivating and rewarding individual performance; (ii) an incentive bonus of cash, stock, options and/or warrants, which integrates financial reward to the achievement of our short-term performance objectives; and (iii) a stock option program, which is intended to promote the achievement of long-term performance goals and to align the long-term interests of our executive officers with those of our stockholders.

    The base salary and incentive bonus payable to each of our executive officers are presently governed by employment agreements entered into by us with each of these executive officers. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." The Compensation Committee conducts ongoing reviews of these employment agreements to ensure that they are consistent with the Compensation Committee's then current philosophy.

    The Compensation Committee generally intends that compensation paid to our Chief Executive Officer and the other executive officers named in the Summary Compensation Table not be subject to the limitation on tax deductibility under
Section 162(m) of the Internal Revenue Code, as amended (the "Code"), so long as this can be achieved in a manner consistent with the Committee's other objectives. Section 162(m) generally eliminates a corporation's tax deduction in a given year for payments to certain named executive officers in excess of $1 million, unless the payments result from "qualified performance-based compensation."

BASE SALARY COMPENSATION

    The Compensation Committee continues to believe that the retention of executives who have developed the skills and expertise required to lead our organization is vital to our competitive strength. The Compensation Committee further believes that attracting other key employees who can supplement the efforts of our existing executives is absolutely critical. To this end, it is the Compensation Committee's policy to continue to establish base pay at competitive levels.

INCENTIVE BONUS COMPENSATION

    The Compensation Committee believes that compensation should vary with corporate performance and that a significant portion of compensation should continue to be linked to the achievement of business goals. Under our employment agreements with our executive officers, the incentive bonus award component of their compensation is based on the achievement of certain levels of operating profitability, and awards are payable only if current year's operating profits meet certain projected results. This incentive bonus award component is subject to annual review by the Compensation Committee.

    Pursuant to the 2001 incentive bonus plan (the "2001 Incentive Bonus Plan"), the executive officers were granted warrants to purchase shares of our common stock. These warrants are subject to stockholder approval and will vest upon our achieving certain earnings targets for 2001, substantially in lieu of cash bonuses.

GRANTS OF STOCK OPTIONS AND WARRANTS

    It is the policy of the Compensation Committee to award stock options and warrants to our executive officers and other key employees to align their interests with those of our long-term investors and to help attract and retain these persons. The options or warrants, therefore, provide value to the recipients only if and when the market price of our common stock increases above the option or warrant grant price. To that end, there is ongoing review by the Committee of the market price of our common stock and the grant price of options or warrants. It is the Committee's goal to preserve this incentive as an effective tool in motivating and retaining executives.

    Options and warrants to purchase approximately 355,050 shares and 361,087 shares, respectively, of our common stock were granted during 2000 to certain employees who were hired during 2000 and to the executive officers, other current management level employees and select key employees and consultants. The Compensation Committee believes that granting these options and warrants, including in particular with respect to the executive officers, not only provides a meaningful long-term incentive to those individuals who have been identified as key to our future success, helps retain the services of these persons and further links compensation to our overall performance.

    If any of these benefits, either alone or together with any other payments or benefits covered to senior executive employees, including a named executive officers, would constitute an "excess parachute payment" subject to the excise tax under certain provisions of the Internal Revenue Code, the senior executive employment agreements provide that an additional payment would be made to each affected covered employee so that such excise tax is reimbursed on a net after-tax basis.

COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER

    The Compensation Committee considers several factors in establishing our Chief Executive Officer's compensation package, including market pay practices, performance level, contributions toward achievement of strategic goals and our overall financial and operating success. Compensation paid during 2000 to Mr. Bowman was composed of the base salary set forth in Mr. Bowman's amended employment agreement plus warrants and options granted pursuant to his employment agreement. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

    In May 1999, for the year 2000, Mr. Bowman was issued warrants to purchase 65,000 shares of our common stock in lieu of a cash bonus, which were fully vested in March 2001 upon our exceeding certain earnings targets for 2000. Historically, Mr. Bowman has been issued on an annual basis some combination of options and warrants, some of which vest over time while others vest upon the Company's achievement of designated earnings targets.

                                          THE COMPENSATION COMMITTEE

                                          Michael J. Bradley, Chairman
                                          Donald F. Moorehead, Jr.
                                          Hon. Edward M. Rowell

                           SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the annual and long-term compensation earned during the last three fiscal years by our Chief Executive Officer, each of our other four most highly compensated executive officers and one additional individual for whom disclosure would have otherwise been required had he continued to serve as an executive officer at the end of the last fiscal year (collectively, the "named executive officers").

                                                                                                 LONG-TERM
                                                     ANNUAL COMPENSATION                       COMPENSATION
                                        ----------------------------------------------   -------------------------
                                                                                             AWARDS       PAYOUTS
                                                                                         --------------   --------
                                                                                           SECURITIES
                                                                                           UNDERLYING
                                                                         OTHER ANNUAL    OPTIONS/SARS/      LTIP       ALL OTHER
                                             SALARY            BONUS     COMPENSATION       WARRANTS      PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR           ($)              ($)(1)         ($)           (#) (2)         ($)           ($)
---------------------------  --------   ----------------      --------   -------------   --------------   --------   -------------
Ed H. Bowman, Jr.....          1998              300,000        --          --                 152,500       --            --
  President and Chief          1999              374,998        --          --                 115,000       --            --
  Executive Officer            2000              460,000        --          --                      (3)      --            --

Thomas C. Walker.....          1998              225,000        --          --                  42,083       --            --
  Chairman of the Board and    1999              264,992        --          --                  44,000       --            --
  Chief Development Officer    2000              300,000        --          --                      (3)      --            --

Joe A. Rose..........          1998              165,000      15,000        --                  32,750       --            --
  Executive Vice President     1999              259,032        --          --                  53,300       --            --
  and Chief Operating          2000              329,997        --          --                 100,000       --            --
  Officer

Ronald Zazworsky.....          1998              156,667      20,000        --                  27,833       --            --
  President --                 1999              190,000        --          --                  27,100       --            --
  HealthSERVE/Government       2000              250,000        --          --                  20,000       --            --
  Services

Jonathan B. Shaw.....          1998              145,260        --          --                      --       --            --
  Former Group Vice            1999              173,524      42,000        --                  10,000       --            --
  President -- F.Y.I. Image    2000              198,000      85,917        --                  12,375       --            --

Timothy J. Barker....          1998              150,000        --          --                  38,000       --            --
  Former Executive Vice        1999              199,423        --          --                  37,800       --            --
  President and Chief          2000              280,936(4)     --          --                  20,000       --            --
  Financial Officer

------------------------------

(1) In addition, in 1998, 1999 and 2000 options and warrants were issued in lieu of cash bonuses.

(2) Represents options and warrants granted to purchase the stated number of shares of our common stock.

(3) Grants for such individual in such year were made, and reported, in the prior year.

(4) Includes payments made for accrued vacation.

              STOCK OPTION AND WARRANT GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning the grants of stock options and warrants to the named executive officers during fiscal 2000.

                                                 INDIVIDUAL GRANTS
                                                                                              POTENTIAL REALIZABLE
                                                    PERCENT OF                                  VALUE AT ASSUMED
                                    NUMBER OF         TOTAL                                   ANNUAL RATES OF STOCK
                                   SECURITIES        OPTIONS/                                PRICE APPRECIATION FOR
                                   UNDERLYING        WARRANTS                                    OPTION/WARRANT
                                    OPTIONS/        GRANTED TO    EXERCISE OR                       TERM (3)
                                    WARRANTS       EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
NAME                               GRANTED (#)       2000 (%)       ($/SH)         DATE        5% ($)      10% ($)
----                               -----------     ------------   -----------   ----------   ----------   ----------
Ed H. Bowman, Jr.................         --             --             --             --           --           --
  President and
  Chief Executive Officer

Thomas C. Walker.................         --             --             --             --           --           --
  Chairman of the Board and
  Chief Development Officer

Joe A. Rose......................    100,000(1)        14.0         26.375       03/16/10    1,658,710    4,203,496
  Executive Vice President and
  Chief Operating Officer

Ronald Zazworsky.................     20,000(1)         2.8         26.375       03/16/10      331,742      840,699
  President -- HealthSERVE/
  Government Services

Jonathan B. Shaw.................     12,375(2)         1.7         26.375       03/16/10      205,265      520,183
  Former Group Vice President --
  F.Y.I. Image

Timothy J. Barker................     20,000(1)         2.8         26.375       03/16/10      331,742      840,699
  Former Executive Vice President
  and Chief Financial Officer

------------------------

(1) These warrants entitle the holder to purchase shares of our common stock at an exercise price equal to the fair market value per share of our common stock as of the date the warrant was granted. These warrants are exercisable as to 33% of the underlying shares on each of the three subsequent grant anniversary dates.

(2) This warrant entitled the holder to purchase shares of our common stock at an exercise price equal to the fair market value per share of our common stock as of the date the warrant was granted. Such warrant ultimately did not vest.

(3) The potential realizable values are the results of calculations at assumed annual rates of stock price appreciation of five percent and ten percent. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of our stock price. No gain to optionees is possible without an increase in stock prices, which will benefit all stockholders. Options and warrants become immediately exercisable in the event of a change-in-control as defined in our Stock Option Plan and the warrant agreements.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

    The following table provides information, with respect to the named executive officers, concerning options and warrants exercised during fiscal 2000 and the options and warrants held as of December 31, 2000.

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                               OPTIONS AND WARRANTS AT           AND WARRANTS AT
                                     SHARES        VALUE         FISCAL YEAR END (#)         FISCAL YEAR END (1)($)
                                  ACQUIRED ON    REALIZED    ---------------------------   ---------------------------
NAME                              EXERCISE (#)      ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              ------------   ---------   -----------   -------------   -----------   -------------
Ed H. Bowman, Jr................    102,500      2,266,874     455,334         86,666       6,479,257        902,493
  President and Chief Executive
  Officer

Thomas C. Walker................         --            --      106,250         32,333       1,460,051        342,372
  Chairman of the Board and
  Chief Development Officer

Joe A. Rose.....................     70,400       953,984        1,384        156,966          14,013      3,280,841
  Executive Vice President and
  Chief Operating Officer

Ronald Zazworsky................     13,500       231,750       76,933         49,500         996,904        535,718
  President -- HealthSERVE/
  Government Services

Jonathan B. Shaw................     15,000       253,125        6,667         15,708          67,103        162,742
  Former Group Vice President --
  F.Y.I. Image

Timothy J. Barker...............     74,633       873,788        5,000         53,000          85,375        559,125
  Former Executive Vice
  President and Chief Financial
  Officer

------------------------

(1) The value of an unexercised option or warrant at December 31, 2000 is determined by subtracting the exercise price of the option or warrant from the last sale price of a share of our common stock on last trading day of 2000, December 29, 2000 ($36.875), as reported by The Nasdaq Stock Market.

                               PERFORMANCE GRAPH

    The graph below compares, on a dividend reinvestment basis, our cumulative total return with a selected peer group of document and information management services companies and the S&P 500 Composite Stock Price Index for the period from January 23, 1996 (the effective date of our initial public offering) through December 31, 2000, assuming $100 was invested on January 23, 1996 in each case. Consistent with last year, the selected peer group of document management services companies consists of Lason, Inc., Vestcom, Inc., IKON Office Solutions, Inc. and ImageMax, Inc. The returns of each peer group company have been weighted according to its stock market capitalization for purposes of arriving at a peer group average. The performance of our common stock reflected below is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      F.Y.I INCORPORATED  S&P 500  PEER GROUP
1995              100.00   100.00      100.00
1996               160.6    123.0       117.5
1997               176.9    164.0        86.7
1998               246.2    210.7       142.2
1999               261.5    255.0        27.3
2000               283.7    231.8         7.6

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In 2000, our Compensation Committee consisted of Messrs. Bradley, Moorehead and Rowell. All of the members of the Compensation Committee are non-employee Directors and are not former officers. During 2000, no executive officer served as a member of our board of directors or on the compensation committee of a company where any of its executive officers served on our Compensation Committee or on our Board of Directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

    Messrs. Walker, Bowman, Rose, Barker, Zazworsky and Byerley entered into amended and restated employment agreements with us in January 2000.
Messrs. Edwards, Gilbert and Rupe entered into employment agreements with us (as they were hired or promoted) in July, August and September 2000, respectively. Further, it is anticipated that each of Messrs. Walker, Bowman, Rose, Byerley, Edwards, Gilbert, Rupe, and Zazworsky will enter into amended and restated employment agreements in 2001. Mr. Walbridge entered into an employment agreement effective March 19, 2001. Mr. Bowman's employment agreement is for a term of five years, Mr. Rose's and Mr. Zazworsky's employment agreements are for a term of three years. Each of Messrs. Walker's, Byerley's, Edwards', Gilbert's, Rupe's and Walbridge's employment agreement is for a term of one year.
Mr. Bowman's agreement has an automatic five-year renewal unless terminated by us or him according to the terms of the agreement. Mr. Rose's agreement has automatic three-year annual renewals unless terminated by us or him in accordance with the terms of the agreement. Mr. Zazworsky's agreement has automatic two-year annual renewals unless terminated by us or him in accordance with the terms of his agreement. Pursuant to the employment agreements, each employee named above receives an annual base salary and is eligible for additional year-end bonus compensation.

    Each of the employment agreements provides that, in the event of a termination of employment by us without cause or by the employee for good reason, the employee will be entitled to receive from us a lump-sum payment equal to the employee's then current salary for the greater of two years or the remainder under the employment agreement in the case of Messrs. Bowman and Rose; two years' salary in the case of Mr. Walker; one year's salary in the case of Messrs. Edwards, Gilbert and Rupe; the employee's then current salary for the greater of the period remaining under the agreement or six months, in the case of Messrs. Byerley and Walbridge; and in the case of Mr. Zazworsky, employee's then current salary for the remainder under the employment agreement if terminated by us without cause and employee's then current salary for the greater of the period remaining under the agreement or six months if terminated by Mr. Zazworsky for good reason.

    In the event of a change in control, if the employee has not received notice 15 days prior to the event resulting in such change of control that such employee's employment will be continued by our successor, the amount of the lump-sum payment to be made to the employee shall be ten times annual salary in the case of Mr. Bowman; six times annual salary in the case of Mr. Walker; four times annual salary in the case of Mr. Rose; two and one-half times annual salary in the case of Mr. Zazworsky; two years' annual salary in the case of Mr. Byerley; one year's annual salary in the case of Messrs. Edwards, Gilbert, Rupe and Walbridge (provided in the case of Messrs. Edwards, Gilbert, Rupe and Walbridge, that such person has been employed by us at least one year at such time). In addition, in the event of a change in control with notice that the employee's agreement will be assumed by our successor, the amount of the lump-sum payment to be made to the employee upon resignation (or termination after such change of control) shall be the same respective multiple of annual salary set forth in the previous sentence. Mr. Walker shall have one year to determine whether or not to resign and receive his lump-sum payment.
Messrs. Bowman, Rose, Edwards, Gilbert, Rupe, Walbridge and Zazworsky shall each have two years to determine whether or not to resign and receive their lump-sum payment.

    Each of Messrs. Bowman's, Walker's, Barker's, Edwards', Gilbert's and Rupe's employment agreements contains a covenant not to compete with us for a period of two years following termination of employment, provided that: (i) in the event of a termination of employment by us without cause, the term of the covenant not to compete contained in the employment agreement will be shortened to one year; and (ii) in the event of termination of employment by the employee for good reason or in the event we experience a change in control wherein the employee does not receive notice 15 days prior to the event resulting in such change of control of the continuation of the employee's employment, the covenant-not-to-compete with us shall not apply. Each of Messrs. Rose's and Zazworsky's employment agreements contains a covenant not to compete with us for a period of three years following termination of employment. In the case of both Mr. Rose and Mr. Zazworsky, in the event of a change in control wherein the employee does not receive notice 15 days prior to the event resulting in the change of control of the continuation of such employee's employment, the covenant-not-to-compete with us will not apply. Mr. Byerley's employment agreement contains a covenant not to compete with us for a period of two years (one year if employment is terminated by us without cause or if such employment agreement is not renewed) following termination of employment, provided that in the event of a change in control of us wherein the employee does not receive notice 15 days prior to the event resulting in the change of control of the continuation of the employee's employment, the covenant-not-to-compete with us will not apply. If applicable law reduces the time period during which any employee is prohibited from competing with us, such employment agreements provide that the covenant not to compete with us shall be reduced to the maximum period permitted by law.

CONSULTING AGREEMENT

    Mr. Lowenstein entered into a consulting agreement with us in January 2000. Mr. Lowenstein's consulting agreement is for a term of two years and will automatically renew on a yearly basis thereafter unless terminated by him or us in accordance with the terms of the agreement.

    Upon termination of this agreement, we will pay to Mr. Lowenstein all aggregate monies due and owing to him with respect to acquisitions closed on or before the date of termination.

    In the event of a change in control, if Mr. Lowenstein has not received notice 15 days prior to the event resulting in such change of control that the terms of this agreement will not be continued by our successor, Mr. Lowenstein will receive a lump-sum termination payment in the amount of $1.5 million. In addition, in the event of a change in control of the Company with notice that this agreement will be assumed by our successor, the amount of the lump-sum payment to be made to Mr. Lowenstein, upon termination of his consulting agreement, will be $1.5 million. Mr. Lowenstein shall have one year to determine whether or not to terminate his consulting agreement and receive the lump-sum payment.

    Additionally, Mr. Lowenstein's consulting agreement contains a covenant not to compete with us during the term of the consulting agreement and for a period of two years immediately following the termination of the agreement.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information, as of March 23, 2001, regarding the beneficial ownership of our common stock by (i) each person known to beneficially own more than 5% of our common stock; (ii) each Director and each named executive officer; and (iii) all Directors and executive officers as a group. Unless otherwise indicated, the address of each person listed below is c/o F.Y.I. Incorporated, 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. At March 23, 2001, there were 16,268,488 shares of our common stock outstanding (including 42,605 shares held by us or one or more of our wholly-owned subsidiaries).

                                                                             PERCENT OF OUTSTANDING
NAME OF BENEFICIAL OWNER                                      SHARES OWNED        COMMON STOCK
------------------------                                      ------------   ----------------------
T. Rowe Price Associates, Inc.**(1).........................
  100 East Pratt Street
  Baltimore, MD 21202                                          2,012,600              12.4%

Goldman Sachs(2)............................................
  1 New York Plaza
  New York, NY 10004                                           1,007,243               6.2%

Other

Ed H. Bowman, Jr.(3)........................................     571,175               3.4%

Thomas C. Walker(4).........................................     222,916               1.4%

Ronald Zazworsky(5).........................................     107,365                 *

Joe A. Rose(6)..............................................      71,299                 *

Michael J. Bradley(7).......................................      34,134                 *

David Lowenstein(8).........................................       7,500                 *

Jonathan B. Shaw(9).........................................      30,198                 *

Hon. Edward M. Rowell(10)...................................      18,334                 *

Donald F. Moorehead, Jr.(11)................................       8,334                 *

Timothy J. Barker(12).......................................      12,767                 *

All Directors and executive officers as a group (15
  persons)(13)..............................................   1,142,923               6.6%

------------------------

*   Represents less than 1%.

** These securities are owned by various individuals and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(1) Based solely on information provided on Schedule 13G (Amendment No. 2) dated February 14, 2001, which reflects sole voting power with respect to 550,500 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,012,600 shares and shared dispositive power with respect to 0 shares.

(2) Based solely on information provided on Schedule 13G (Amendment No. 1) dated February 14, 2001, which reflects sole voting power with respect to 838,243 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,007,243 shares and shared dispositive power with respect to 0 shares.

(3) Consist of 10,000 shares of Common Stock and 561,175 options or warrants currently exercisable or exercisable within 60 days of March 23, 2001.

(4) Consist of 80,000 shares of Common Stock and 142,916 options or warrants currently exercisable or exercisable within 60 days of March 23, 2001.

(5) Consist of 107,365 options and warrants currently exercisable or exercisable within 60 days of March 23, 2001.

(6) Consist of 71,299 options and warrants currently exercisable or exercisable within 60 days of March 23, 2001.

(7) Consist of 15,800 shares of Common stock and 18,334 options or warrants currently exercisable or exercisable within 60 days of March 23, 2001.

(8) Consist of 7,500 options or warrants currently exercisable or exercisable within 60 days of March 23, 2001.

(9) Consist of 20,198 shares of common stock and 10,000 options or warrants currently exercisable or exercisable within 60 days of March 23, 2001.

(10) Consist of 18,334 options or warrants currently exercisable or exercisable within 60 days of March 23, 2001.

(11) Consist of 8,334 options or warrants currently exercisable or exercisable within 60 days of March 23, 2001.

(12) Consists of 12,767 options or warrants currently exercisable or exercisable within 60 days of March 23, 2001.

(13) Includes one named executive officer who is no longer an executive officer of the Company. Consists of 129,086 shares of Common Stock and 1,013,855 options or warrants currently exercisable or exercisable within 60 days of March 23, 2001.

                                 PROPOSAL NO. 2

                 TO RATIFY AND APPROVE THE ISSUANCE OF WARRANTS
                      TO CERTAIN OF OUR EXECUTIVE OFFICERS

BACKGROUND

    During 2001, we issued warrants to Messrs. Walker, Bowman, Rose, Edwards, Byerley, Gilbert, Rupe, and Zazworsky to purchase an aggregate of 389,300 shares of our common stock at an exercise price of $30.375 per share, and we issued warrants to Mr. Walbridge to purchase 25,000 shares of our common stock at an exercise price of $33.00 per share, which were the fair market values of our common stock as of the respective effective dates of issuance. The reasons for our issuance of the warrants are described below under the caption "REASONS FOR OUR BOARD'S RECOMMENDATION AND FOR THIS PROPOSAL NO. 2."

    The persons to whom the warrants were issued and the number of shares issuable to each of such persons upon exercise of the warrants are as follows:

                                                        NUMBER OF SHARES ISSUABLE
NAME                                                  UPON EXERCISE OF THE WARRANTS
----                                                  -----------------------------
Thomas C. Walker....................................              43,000
Ed H. Bowman, Jr....................................             115,000
Joe A. Rose.........................................              58,400
Barry L. Edwards....................................              35,800
David M. Byerley....................................              21,000
Charles S. Gilbert..................................              28,600
Michael S. Rupe.....................................              41,200
Kerry Walbridge.....................................              25,000
Ronald Zazworsky....................................              41,200

    The warrants issued in 2001 may be exercised as to 100% of the underlying shares at any time following the date of receipt by the Compensation Committee of our Board of Directors of our audited financial statements showing our actual earnings per share for the year ended December 31, 2001 ("fiscal 2001"), provided that such earnings are not less than $2.28 per share. Such warrants are exercisable as to 90% if such earnings per share are $2.27, 80% if such earnings per share are $2.26, 70% if such earnings per share are $2.25, 60% if such earnings per share are $2.24 and 50% if such earnings per share are $2.23. We are required to use our best efforts to deliver to the Compensation Committee the audited financial statements showing our actual fiscal 2001 fiscal earnings by March 5, 2002. However, in any case, the warrants will vest as to 100% of the underlying shares on March 5, 2010. The warrants expire at 5:00 P.M., New York City time, on January 24, 2011, except in the case of Mr. Walbridge's, which expires at 5:00 P.M., New York City time, on March 22, 2011. In addition, in the event of a Change in Control (as defined in the warrants) of our company, the right to exercise 100% of the underlying shares will immediately vest.

    There are no federal income tax consequences to the holders of the warrants or to us upon the issuance of the warrants. Upon the exercise of the warrants, the holders will recognize ordinary compensation income in an amount equal to the excess of the fair market value of our common stock at the time of exercise over the exercise price of the warrants. If the warrants are exercised and held, the holders will recognize capital gain (or loss) on the additional value (or loss in value), of the shares acquired by exercise of the warrants, accumulated from the exercise date to the date of sale.

    We have registered, or will register, the shares of our common stock underlying the warrants issued in 2001 under the Securities Act. Accordingly, upon receipt, these shares will be freely tradable except to the extent they are held by affiliates of ours, in which case they may be resold pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration, such as the one provided by Rule 144 under the Securities Act.

NASDAQ STOCK MARKET RULE 4350(I)(1)(A)

    Rule 4350(i)(1)(A) of the rules of the Nasdaq Stock Market generally requires stockholder approval of any arrangement where stock can be acquired by officers or directors, except for warrants or rights issued generally to stockholders or broadly based plans or arrangements including other employees (e.g., ESOPs). Stockholder approval is not necessary when the number of shares issuable does not exceed the lesser of:

    (1) 1% of the number of shares of common stock;

    (2) 1% of the voting power outstanding; or

    (3) 25,000 shares.

    Because the warrants were not issued under any broad-based plan of ours and because the number of shares of our common stock issuable upon exercise of the warrants exceeds the DE MINIMIS limitations provided for in the such rule, we are seeking stockholder approval of our issuance of the warrants to certain of our executive officers.

BENEFITS TO EXECUTIVE OFFICERS IF THIS PROPOSAL NO. 2 IS APPROVED

    Each of our executive officers that received a warrant would personally benefit from stockholder approval of this proposal since each would receive the warrants described in this Proposal. At the time the warrants were issued, they were issued at fair market value. Three of these executive officers also are Directors.

REASONS FOR OUR BOARD'S RECOMMENDATION AND FOR THIS PROPOSAL NO. 2

    During 2000 and 2001, our Board of Directors, including all of our independent Directors, approved the issuance by us of the warrants to certain of our executive officers. Certain of the warrants were issued by us in lieu of cash bonuses under employment agreements between us and the executive officers, and certain of the warrants were issued as additional compensation in lieu of cash payments and, in each case, the warrants were issued as an additional incentive to retain, reward and motivate our executive officers who are essential to our long-term growth and success. Our Board determined to have us issue warrants to provide a vehicle for the executive officers to purchase equity in us and in lieu of receiving cash bonuses or other cash compensation. Our Board also determined to have us issue the warrants in part to encourage further stock ownership in F.Y.I. Incorporated and in lieu of receiving cash bonuses or other compensation.

    Assuming ratification and approval of Proposal No. 2 by our stockholders, if all of the warrants that are the subject of this Proposal were exercised in full as of the date hereof, 391,300 additional shares would be issued, resulting in an additional 2.4% of outstanding shares of our common stock. The proceeds from the exercise of these warrants would be used by us for general corporate and working capital purposes.

    If Proposal No. 2 is not ratified and approved by our stockholders, we would attempt to obtain the agreement of our executive officers to rescind the warrants and compensate the warrantholders for the loss of the warrants, most likely resulting in cash payments per the executive officers employment agreements. If, however, the warrants nevertheless remain issued, our common stock could be delisted by Nasdaq. If this were to occur, our common stock likely would be traded in the over-the-counter market on the OTC Electronic Bulletin Board. In such an event, the market price of our common stock could be adversely impacted and a stockholder could find it difficult to dispose, or obtain accurate quotations as to market value, of our common stock.

                OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                      "FOR" APPROVING THE ISSUANCE OF THE
                 WARRANTS TO CERTAIN OF OUR EXECUTIVE OFFICERS

VOTE REQUIRED FOR APPROVAL

    The proposal to approve the warrants requires the affirmative vote of the holders of a majority of shares of our common stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on this proposal.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

COMPANY POLICY

    It is our policy that transactions with our affiliates will be approved by a majority of the disinterested members of our Board of Directors, and will be made on terms no less favorable to us than could be obtained from unaffiliated third parties. We did not have any transactions with any of our affiliates in 2000 except as otherwise described in this Proxy Statement.

                            INDEPENDENT ACCOUNTANTS

    Upon the recommendation of our Audit Committee, our Board of Directors selected Arthur Andersen LLP as our independent public accountants for fiscal 2001. Arthur Andersen LLP audited our books, records and accounts for fiscal 2000, and representatives of the firm will attend our Annual Meeting, will have the opportunity to make a statement and will be available to answer appropriate questions that may be asked by stockholders.

AUDIT FEES

    The aggregate fees billed by our independent auditors for professional services rendered for the audit of our annual financial statements for 2000 and the reviews of the financial statements contained in our quarterly reports on Form 10-Q for 2000 was $195,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Our independent auditors did not perform any professional services to us in 2000 with respect to financial information systems design or implementation.

ALL OTHER FEES

    The aggregate fees billed by our independent auditors for 2000 (other than for services contemplated above) was $130,000.

    The Audit Committee has considered whether the provision of the services contemplated in the prior two paragraphs is compatible with maintaining the principal auditors' independence, and has determined that it is. Less than 50% of the hours spent by our independent auditors on the engagement to audit our financial statements for 2000 were attributable to persons other than their full-time permanent employees.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish us with copies of all Sections 16(a) forms they file.

    Based solely on our review of the copies of such forms received by us with respect to fiscal 2000, or written representations from certain reporting persons, to the best of our knowledge, all reports were filed on a timely basis except that each of Messrs. Bradley, Moorehead and Rowell reported in September 2000 one transaction that had occurred the previous year.

                                 OTHER MATTERS

    Our Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.

                       STOCKHOLDER PROPOSALS FOR OUR 2002
                         ANNUAL MEETING OF STOCKHOLDERS

    Stockholder proposals to be presented at our 2002 Annual Meeting of Stockholders must be received, in writing, by our Secretary at our principal executive offices no later than December 4, 2001 in order to be included in our Proxy materials relating to that meeting.

                              REPORT ON FORM 10-K

    OUR ANNUAL REPORT ON FORM 10-K FOR OUR FISCAL YEAR ENDED DECEMBER 31, 2000, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE TO OUR STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST. EXHIBITS TO OUR FORM 10-K WILL BE FURNISHED UPON PAYMENT OF $.50 PER PAGE, WITH A MINIMUM CHARGE OF $5.00. REQUESTS FOR COPIES SHOULD BE DIRECTED TO F.Y.I. INCORPORATED, 3232 MCKINNEY AVENUE, SUITE 1000, DALLAS, TEXAS 75204, ATTENTION: INVESTOR RELATIONS.

                                          By Order of our Board of Directors

                                          /s/ Charles S. Gilbert
                                          Charles S. Gilbert
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

Dallas, Texas
April 10, 2001

                                   APPENDIX A

                  F.Y.I. INCORPORATED AUDIT COMMITTEE CHARTER

                                    GENERAL

    The Audit Committee of the Board of Directors of F.Y.I. Incorporated shall consist of at least three independent directors. Members of the Committee shall be considered independent if they have no relationship to the Company that could interfere with the exercise of their independence from management and the Company. As determined by the Board of Directors, the Members of the Committee will be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Company management, independent auditors and the Company's General Counsel may attend each meeting or portions thereof as required by the Committee. The Committee shall meet as scheduled by the Chairperson selected by the Board of Directors, as frequently as circumstances dictate.

                                RESPONSIBILITIES

    The Audit Committee's role is one of oversight whereas the Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. The following functions shall be the key responsibilities of the Audit Committee in carrying out its oversight function.

1. Provide an open avenue of communications between the independent auditors and the Board of Directors, including private sessions with the independent auditors, as the Committee may deem appropriate.

2. Receive and review reports from Company management relating to the Company's financial reporting process, published financial statements and/or major disclosures and the adequacy of the company's system of internal controls.

3. Receive and review reports from Company management and General Counsel relating to legal and regulatory matters that may have a material impact on the Company's financial statements and Company compliance policies.

4. Inquire of company management and independent auditors regarding the appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

5. The Committee and Board shall be ultimately responsible for the selection, evaluation, and replacement of the independent auditors. The Committee will:

    - Recommend annually the appointment of the independent auditors to the Board for its approval and subsequent submission to the stockholders for ratification.

    - Determine the independence of the independent auditors by obtaining a formal written statement delineating all relationships between the independent auditors and the Company, including all non-audit services and fees.

    - Discuss with the independent auditors if any disclosed relationship or service could impact the auditors' objectivity and independence.

    - Recommend that the Board take appropriate action in response to the auditors' statement to ensure the independence of the independent auditors.

6. Meet with independent auditors and review their report to the Committee including comments relating to the system of internal controls, published financial statements and related disclosures, the adequacy of the financial reporting process and the scope of the independent audit. The independent auditors are ultimately accountable to the Board and the Committee on all such matters.

7. Prepare a Report, for inclusion in the Company's proxy statement, disclosing that the Committee reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. Based upon these discussions, state in the Report whether the Committee recommended to the Board that the audited financial statements be included in the Annual Report.

8. Review and reassess the adequacy of the Audit Committee's charter annually. If any revisions therein are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

                                     QUORUM

    For the transaction of business at any meeting of the Audit Committee, two members shall constitute a quorum.

                              F.Y.I. INCORPORATED
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 10, 2001

        The undersigned hereby appoints Thomas C. Walker and Ed H. Bowman, Jr., and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of our common stock (par value $.01) of F.Y.I. Incorporated which the undersigned is entitled to vote at our Annual Meeting of Stockholders to be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas 75219 on Thursday, May 10, 2001, commencing at 10:00 a.m. (local time), and at any adjournment thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND FOR THE APPROVAL OF THE WARRANTS.

               THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                             F.Y.I. INCORPORATED

                                MAY 10, 2001

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

---------------------------------------
[X]     PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE.

                         FOR all              WITHHOLD
                 nominees listed at right     AUTHORITY
                   (except as marked to    for all nominees
1. Election of       contrary below)       listed at right
   Directors             [ ]                     [ ]
NOMINEES:        THOMAS C. WALKER
                 ED H. BOWMAN, JR.
                 DAVID LOWENSTEIN
                 JOE A. ROSE
                 JONATHAN B. SHAW
                 MICHAEL J. BRADLEY
                 DONALD F. MOOREHEAD, JR.
                 EDWARD M. ROWELL

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" box and write that nominee's name in the space provided below.)
--------------------
                          FOR       AGAINST      ABSTAIN
2. Approval of Warrants   [ ]       [ ]          [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before our Annual Meeting and any adjournment thereof.


PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND OUR ANNUAL MEETING [ ]

Signature __________________________ Dated: ___________________, 2001

Note: Please sign exactly as YOUR name appears above. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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